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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 18, 2004

                      CORPORATE REALTY INCOME FUND I, L.P.
             -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    0-15796                13-3311993
 ----------------------------   ---------------------   ---------------------
 (State or Other Jurisdiction   (Commission File No.)       (IRS Employer
       of Incorporation)                                 Identification No.)

          475 Fifth Avenue, New York, New York             10017
      -------------------------------------------      -------------
        (Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number, including area code:  (212) 696-0701


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

        ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On June 18, 2004, Ernst & Young LLP ("E&Y") resigned as Registrant's principal accountant to audit Registrant's financial statements. In January 2004, E&Y had informed Registrant that, commencing with the 2004 audit, E&Y's audit fees would likely be increased significantly, due in part to additional requirements associated with Registrant's compliance with The Sarbanes-Oxley Act of 2002. Accordingly, in January 2004, E&Y and Registrant agreed that E&Y would audit Registrant's financial statements for the year ended December 31, 2003, but both parties acknowledged that Registrant should thereafter seek engaging a new independent accountant to audit Registrant's financial statements; however, the client-auditor relationship was not terminated at that time.

        E&Y substantially completed its field work with respect to the 2003 audit of Registrant's financial statements and on or about March 29, 2004 provided Registrant with a draft independent auditors report which included explanatory language describing uncertainties as to Registrant's ability to continue as a going concern. The issuance of that report was subject to the receipt by E&Y of a letter of representation from Registrant's management and the performance of certain subsequent events inquiries and procedures through the filing date of Registrant's Form 10-K. On June 1, 2004, E&Y contacted Registrant, in writing, seeking Registrant's commitment to a definitive date for the issuance of E&Y's report on Registrant's financial statements and the filing of Registrant's Annual Report on Form 10-K for the year ended December 31, 2003. In that letter, E&Y also informed Registrant that (i) it believed it should issue its report and Registrant should file its Form 10-K no later than June 15, 2004 and (ii) the inability to issue its report by that date would likely cause E&Y to reconsider its auditor-client relationship relating to the audit of Registrant's financial statements for the year ended December 31, 2003.

        By June 18, 2004, E&Y had not received a letter of representation from Registrant or performed subsequent events inquiries and procedures, and Registrant had not filed its Annual Report on Form 10-K for the year ended December 31, 2003. E&Y notified Registrant, in writing on June 18, 2004, of the termination of the client-auditor relationship. As such termination was effected unilaterally by E&Y, neither the General Partners of Registrant nor the Board of Directors of the Corporate General Partner of Registrant approved E&Y's resignation as principal accountant to audit Registrant's financial statements.

        E&Y's report on Registrant's financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. As discussed above, E&Y has not issued a report on Registrant's December 31, 2003 financial statements, although it had provided Registrant with a draft of such report as described above. During Registrant's two most recent fiscal years and any subsequent interim period preceding E&Y's resignation there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        The following statements apply to Registrant's two most recent fiscal years and any subsequent interim period preceding E&Y's resignation (each of the described events is hereinafter referred to as a "reportable event"):

                (A) E&Y did not advise Registrant that the internal controls necessary for Registrant to develop reliable financial statements do not exist;

                (B) E&Y did not advise Registrant that information had come to E&Y's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

                (C) E&Y did not advise Registrant of the need to expand significantly the scope of its audit, or that information had come to E&Y's attention during such time period that if further investigated may
        (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit on those financial statements), or
        (ii) cause it to be unwilling to rely on management's representations or be associated with Registrant's financial statements; and

                (D) E&Y did not advise Registrant that information had come to E&Y's attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to E&Y's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

Registrant has provided E&Y with a copy of the foregoing disclosures and requested that E&Y furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether E&Y concurs with the statements made herein and, if not, stating in which respects E&Y does not agree. Attached as
Exhibit 16 is a letter from E&Y stating its concurrence with these statements.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

        Registrant entered into a Lease Agreement dated as of June 16, 2004 with Mercury Insurance Services, LLC ("Mercury Insurance") for approximately 50.9% of the rentable square feet in Registrant's office building located in Oklahoma City, Oklahoma. The property contains approximately 93,340 net rentable square feet on two floors, plus a 7,310 square foot basement.

        Mercury Insurance has leased approximately 51,200 square feet (including approximately 7,310 in the basement) in the building pursuant to a lease that expires on December 31, 2009, subject to two (2) renewals each for five (5) additional years. The commencement date of the Lease is the earlier of November 1, 2004 or completion of tenant improvements. Registrant has agreed to change the name of the building to the Mercury Insurance Group Building. Mercury Insurance will be entitled to name the building as long as it leases not less than 40% of the rentable space in the building and remains the lessee of the largest amount of rentable square feet in the building. Mercury Insurance also has a right of first offer to lease any additional space in the building.

        Annual fixed rent under Mercury Insurance's lease is approximately $486,351 ($10.00 per square foot, plus $6.50 per square foot for basement space), commencing January 1, 2005 and until maturity of the primary term in December 2009. During any renewal terms, annual fixed rent will be at then market rates, not to exceed $13.00 per rentable square foot for the initial renewal term (2010 through 2014) or $15.00 per rentable square foot for the second renewal term (2015 through 2019). Mercury Insurance must also pay additional rent equal to its proportionate share (50.86%) of any increases in operating costs of the building after 2005, subject to a cap on cumulative increases of 4% per annum on all operating expenses other than real estate taxes, assessments, dues, insurance, and utilities.

        Registrant has agreed to fund not more than approximately $483,000 ($11.00 per square foot) of tenant improvements in connection with the Mercury Insurance lease. Registrant has also incurred leasing commissions in the approximate amount of $145,905 in connection with this lease. Registrant expects to fund these tenant improvements and leasing commissions from the proceeds of the sale of one or more of its properties.

        Prior to executing this lease with Mercury Insurance, the office space in the building had been only approximately 14.8% leased at an average current rent of approximately $13.04 per square foot (plus approximately 3.9% of the basement space at a current rent of $5.00 per square foot). Upon commencement of the Mercury Insurance lease, the office space in the building will be approximately 69.4% leased at an average current rent of approximately $9.51 per square foot (plus 100% of the basement space at a current rent of approximately $6.43 per square foot). Registrant continues to aggressively seek replacement tenants for the remaining vacant space in the building.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)     Exhibits:

                10 Lease Agreement dated June 16, 2004 between Registrant and Mercury Insurance Services, LLC

                16      Letter of Ernst & Young LLP re: Change in Certifying
                        Accountant

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CORPORATE REALTY INCOME FUND I, L.P.

                                           BY:  1345 REALTY CORPORATION,
                                                 CORPORATE GENERAL PARTNER

                                           By: /s/ Robert F. Gossett, Jr.
                                               -------------------------------
                                           Name:  Robert F. Gossett, Jr.
                                           Title: President

Dated:  July 26, 2004

                                                                      EXHIBIT 10

                       LEASE AGREEMENT DATED JUNE 16, 2004